EXHIBIT 99.1

[LIVE NATION, INC. LOGO]

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

- Improved Core Business Despite Softer 2007 Concert Season -
Q2 2007 Adjusted OIBDAN of $46.6 million, up $17.1 million on a pro forma basis
Q2 2007 Operating Income of $39.0 million, up $27.4 million on a pro forma basis

- Increased North American Music Margin Resulting from Amphitheater Initiatives -
Amphitheater Q2 2007 Adjusted OIBDAN Margin doubles on a pro forma basis
North American Music Q2 2007 Adjusted OIBDAN and Operating Income Margins up 0.5% and 2.0%,
respectively on a pro forma basis

- Further Consolidation of Global Distribution Platform and Ancillary Service Offerings -
Acquisition of remaining stakes of House of Blues Concerts Canada, Musictoday and Trunk

- Successful Online Business Attracts Largest Audience Since Inception -
11.9 million visitors to our websites in June

LOS ANGELES – August 9, 2007 – Live Nation (NYSE: LYV), the world’s largest live music company, announced today financial results for the three and six months ended June 30, 2007.

Michael Rapino, President and Chief Executive Officer of Live Nation commented, “Our vision is to build a global live music network that provides touring artists the opportunity to maximize their revenues and expand fan reach all under one aligned platform. We are already a leader in the global concert industry with tremendous fan access and we seek to augment and solidify that position and grow our business by providing artists with the ‘triple play’ of services:

•	Leadership in global concert promotion and venue services

•	One-stop-shop that can provide products and services to artists in-house

•	Direct sales channel to fans through livenation.com and via our extensive fan database

To achieve this vision, we have a well-defined strategy to transform our business by (i) fixing our core North American business and improving margin and (ii) expanding our platform and service offerings. During the second quarter, we have made great progress on both fronts.”

Improved Core Business Despite Softer 2007 Concert Season1

Results for the second quarter of 2007 were improved over the second quarter of 2006 both on a pro forma and as reported basis despite a weaker concert season.

($ in thousands)

	Total Company
	Pro Forma(1)				As Reported
	Three Months Ended,				Three Months Ended,

	6/30/2007	6/30/2006	Variance	% Variance	6/30/2007	6/30/2006	Variance	% Variance

Revenue	$1,068,703	$914,936	$153,767	16.8%	$1,039,565	$768,230	$271,335	35.3%
Adjusted OIBDAN	46,634	29,540	17,093	57.9%	45,560	27,014	18,546	68.7%
% Margin	4.4%	3.2%	1.1%	- -	4.4%	3.5%	0.9%	- -
Operating Income (Loss)	38,999	11,609	27,390	235.9%	36,387	11,682	24,705	211.5%
% Margin	3.6%	1.3%	2.4%	- -	3.5%	1.5%	2.0%	- -

Note: Variances may differ due to rounding

The increase in revenue was due primarily to:

•	higher ticket prices at arena events and an increased number of third-party promoted events and events in our own small and mid-sized music venues in North America,

•	increased promotion activities internationally,

•	timing of global tours, and

•	for the as-reported figures only, the impact of our acquisitions of CPI, House of Blues, Musictoday, Gamerco and Jackie Lombard Productions which were not included in the results of the second quarter of 2006.

The improvement in Adjusted OIBDAN and operating income was due primarily to:

•	improved amphitheater operations in North America which was achieved with 40 fewer amphitheater shows on a pro forma basis (217 in the second quarter of 2007 versus 257 in the second quarter of 2006) and execution on cost savings associated with the acquisition of House of Blues,

•	increased promotion activities internationally, and

•	for the as reported figures only, the impact of our acquisitions of CPI, House of Blues, Musictoday, Gamerco and Jackie Lombard Productions which were not included in the results of the second quarter of 2006.

Increased North American Music Margins Resulting from Amphitheater Initiatives

Our strong second quarter 2007 North American Music results were driven by the consolidation of higher margin House of Blues clubs for the full quarter and the improvement in our North American operations as a result of the successful implementation of booking and cost saving initiatives at our amphitheaters. As a result of the amphitheater initiatives, on a pro forma basis amphitheater Adjusted OIBDAN margin has doubled, increasing North American Music Adjusted OIBDAN and operating income margins by 0.5% and 2.0%, respectively. Improvement in the North American amphitheater business was offset, in part, by increased legal costs, increased costs associated with our Live Nation Studios’ initiatives and reduced contribution from promotion of third-party arena events.

($ in thousands)

	North American Music
	Pro Forma(2)				As Reported
	Three Months Ended,				Three Months Ended,

	6/30/2007	6/30/2006	Variance	% Variance	6/30/2007	6/30/2006	Variance	% Variance

Revenue	$493,979	$441,901	$52,078	11.8%	$462,769	$314,410	$148,359	47.2%
Adjusted OIBDAN	15,080	11,197	3,882	34.7%	13,696	7,776	5,919	76.1%
% Margin	3.1%	2.5%	0.5%	- -	3.0%	2.5%	0.5%	- -
Operating Income (Loss)	9,495	(227)	9,722	*	6,482	(734)	7,216	*
% Margin	1.9%	(0.1%)	2.0%	- -	1.4%	(0.2%)	1.6%	- -

Note: Variances may differ due to rounding;* Denotes variance not meaningful
•	On a pro forma basis Adjusted OIBDAN from our North American amphitheaters improved in the quarter by $11.7 million to $24.6 million on reduced revenue which had the impact of doubling margin from 8.0% to 15.9%. Similarly, on a pro forma basis operating income from our North American amphitheaters improved in the quarter by $11.5 million to $19.0 million which had the impact of increasing margin from 4.6% to 12.3%. The financial improvement was the result of implementing a number of successful new initiatives, including:

– Improved Contribution from Amphitheater Events with Less than 7,500 Attendees: During the second quarter of 2007, we reduced the number of events with less than 7,500 attendees by 47, or 33% from the second quarter of 2006, and improved the contribution from the events we continued to promote. The second quarter 2007 events contributed $3.9 million to our Adjusted OIBDAN versus a loss of ($0.4) million during the second quarter of 2006, resulting in a total improvement of $4.3 million.

– Improved Food and Beverage per Head: Excluding the impact of venue rentals, we increased our food and beverage per head during the second quarter of 2007 by 2.2% from the second quarter of 2006 on a pro forma basis.

– Reduced Costs: We reduced our costs as a percentage of revenue at our amphitheaters primarily by better talent buying and reducing show costs.

Further Consolidation of Global Distribution Platform and Ancillary Service Offerings

We continue to successfully and aggressively execute on our strategy to build our core platform and expand our services by:

•	acquiring the remaining interest that we did not already own in House of Blues Concerts Canada (June 2007), which extends our reach in Canada, the 6th largest recorded music market,

•	formally entering into an agreement to operate, manage and exclusively book the Jackie Gleason Theater in Miami Beach (June 2007) which will re-open in the Fall under our Fillmore brand,

•	exercising our option to require our joint venture partner to contribute its remaining 12% stake in Academy Music Group, or AMG, (July 2007) to our joint venture which now holds a 55.9% interest in the company. AMG operates 12 small and mid-sized music venues that attract over 3 million fans per year and augments our presence in the UK, and

•	consolidating and aligning our newly formed Artist Nation division – which will provide artists with comprehensive services – by acquiring the remaining stakes that we did not already own in Musictoday (July 2007) and Trunk (April 2007), both critical elements of the division.

[1]	Includes the divestiture of a portion of our North American sports representation business and our UK sports representation business throughout 2006, the acquisition of CPI in May 2006, the acquisition of Trunk in June 2006, the acquisition of Musictoday in September 2006, the acquisition of House of Blues in November 2006, the acquisition of Gamerco in December 2006, the divestiture of Donington Racetrack in January 2007, the divestiture of the remaining stake in Phantom — The Vegas Spectacular in March 2007, the divestiture of the Nashville amphitheater in April 2007, the divestiture of Hammersmith Apollo and the Forum in June 2007, the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007 as if all of these transactions were completed on the first day of the period presented, does not include the consolidation of Academy Music Group’s financial results which occurred in July 2007.

[2]	Includes the acquisition of House of Blues in November 2006, the divestiture of the Nashville amphitheater in April 2007 and the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007 as if all of these transactions were completed on the first day of the period presented.

Successful Online Business Attracts Largest Audience Since Inception

We are very enthusiastic about our initiatives to expand our online presence which are beginning to flourish. During June 2007, our domestic websites had over 4.1 million unique visitors as measured by Nielsen//Net Ratings, the highest number of visitors to date. Based on our internal estimates, if we aggregate the traffic on all of the websites which we operate, we had 11.9 million visitors during that month. Our strong traffic was driven in part by the exclusive ticket and other related product inventory we have for sale on livenation.com, of which we currently have sold over $2.6 million since we first made the products available on April 16, 2007, and our successful distribution of over 400,000 tickets for Ozzfest through our in-house ticketing system.

Conference Call

The company will also host a teleconference to discuss its second quarter 2007 financial results on Thursday, August 9th at 5:00 p.m. Eastern Time. To access the teleconference, please dial 800-690-3108 (U.S.) or 973-935-8753 (Int’l) ten minutes prior to the start time and reference passcode 9086688. The teleconference will also be available via live webcast at the Investor Relations section of the company’s website located at www.livenation.com under “About Us.”

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, August 16th which can be accessed by dialing 877-519-4471 (U.S.) or 973-341-3080 (Int’l), passcode 9086688. The webcast will also be archived on the company’s website for 30 days.

# # #

Investors Contact:	Media Contact:
Lee Ann Gliha 310-867-7000	John Vlautin 310-867-7127

Forward Looking Statements, Non-GAAP Financial Measures and Reconciliations

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Live Nation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include statements regarding certain of Live Nation’s goals, expectations, operational plans and strategies and any other statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook” and similar words or expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, those factors discussed in Live Nation’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted OIBDAN is a non-GAAP financial measure that the company defines as operating income (loss) before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted OIBDAN to evaluate the performance of its operating segments. The company believes that information about Adjusted OIBDAN assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted OIBDAN is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business. Accordingly, Adjusted OIBDAN should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted OIBDAN as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliation of Total Company Adjusted OIBDAN to Operating Income / (Loss)
($ in thousands)

	As Reported		Acquisitions/Divestitures (1)		Pro Forma
	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006

Adjusted OIBDAN	$45,560	$27,014	$1,073	$2,526	$46,634	$29,540
Depreciation and amortization	25,027	16,306	(1,539)	2,599	23,488	18,905
Loss (gain) on sale of operating assets	(19,268)	(1,682)	0	0	(19,268)	(1,682)
Non-cash compensation expense	3,414	708	0	0	3,414	708
Non-cash impairment charge	0	0	0	0	0	0

Operating Income	36,387	11,682	2,612	(73)	38,999	11,609
(Loss)	—	—	—	—	—	—

Reconciliation of North American Music Adjusted OIBDAN to Operating Income / (Loss)
($ in thousands)

	As Reported		Acquisitions/Divestitures (2)		Pro Forma
	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006

Adjusted OIBDAN	$13,696	$7,776	$1,384	$3,421	$15,080	$11,197
Depreciation and amortization	12,463	8,343	(1,629)	2,915	10,834	11,258
Loss (gain) on sale of operating assets	(6,060)	(1)	0	0	(6,060)	(1)
Non-cash compensation expense	811	168	0	0	811	168
Non-cash impairment charge	0	0	0	0	0	0

Operating Income	6,482	(734)	3,013	507	9,495	(227)
(Loss)	—	—	—	—	—	—

Reconciliation of North American Amphitheaters Adjusted OIBDAN to Operating Income / (Loss)
($ in thousands)

	As Reported		Acquisitions/Divestitures (2)		Pro Forma
	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006

Adjusted OIBDAN	$25,055	$13,019	($471)	($153)	$24,584	$12,866
Depreciation and amortization	6,121	6,668	(6)	(1,281)	6,115	5,387
Loss (gain) on sale of operating assets	(519)	0	0	0	(519)	0
Non-cash compensation expense	0	0	0	0	0	0
Non-cash impairment charge	0	0	0	0	0	0

Operating Income	19,453	6,351	(465)	1,128	18,988	7,479
(Loss)	—	—	—	—	—	—

[1]	Includes the divestiture of a portion of our North American sports representation business and our UK sports representation business throughout 2006, the acquisition of CPI in May 2006, the acquisition of Trunk in June 2006, the acquisition of Musictoday in September 2006, the acquisition of House of Blues in November 2006, the acquisition of Gamerco in December 2006, the divestiture of Donington Racetrack in January 2007, the divestiture of the remaining stake in Phantom — The Vegas Spectacular in March 2007, the divestiture of the Nashville amphitheater in April 2007, the divestiture of Hammersmith Apollo and the Forum in June 2007, the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007 as if all of these transactions were completed on the first day of the period presented, does not include the consolidation of Academy Music Group’s financial results which occurred in July 2007.

[2]	Includes the acquisition of House of Blues in November 2006, the divestiture of the Nashville amphitheater in April 2007 and the acquisition of the remaining 50% interest in House of Blues Concerts Canada and consolidation of those results in June 2007 as if all of these transactions were completed on the first day of the period presented.